Exhibit 99.4

NSTAR

800 Boylston Street

Boston, Massachusetts 02199

Ladies and Gentlemen:

Reference is made to our opinion dated October 9, 2009 and included as Exhibit 5.1 to the automatic shelf registration statement on Form S-3 (File No. 333-162401) (the “Registration Statement”) previously filed by NSTAR, a Massachusetts voluntary association (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and which became effective on October 9, 2009. We are rendering this supplemental opinion in connection with the prospectus supplement dated November 12, 2009 (the “Prospectus Supplement”) filed by the Company pursuant to Rule 424 promulgated under the Securities Act. The Prospectus Supplement relates to the offering by the Company of $350,000,000 in aggregate principal amount of 4.50% Debentures due 2019 (collectively, the “Debentures”). The Debentures were issued under the Indenture dated as of January 12, 2000 between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Bank One Trust Company, N.A.), as trustee, as supplemented by votes of the Board of Trustees of the Company dated September 24, 2009.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinion set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that the Debentures have been duly authorized by all necessary corporate action of the Company and, when executed, authenticated and delivered in accordance with the terms of the Underwriting Agreement and Pricing Agreement, each dated November 12, 2009, among the Company, Banc of America Securities LLC and Goldman, Sachs & Co., as representatives for the underwriters, will constitute valid and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus Supplement under the caption “Validity of Debentures.”

Very truly yours,

/s/ ROPES & GRAY LLP
Ropes & Gray LLP